Exhibit 10.1

COMMON STOCK REDEMPTION AGREEMENT

This COMMON STOCK REDEMPTION AGREEMENT (the “Agreement”), dated March 30, 2012, is by and between VICIS CAPITAL MASTER FUND, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands, with a mailing address of 445 Park Avenue, Suite 1901, New York, New York 10022 (the “Seller”), and DEER VALLEY CORPORATION, a Florida corporation maintaining a mailing address at 3111 West Dr. MLK Blvd, Suite 100, Tampa, Florida 33607 (the “Company”).

BACKGROUND INFORMATION

This Agreement sets forth the terms and conditions upon which the Company is acquiring from the Seller and the Seller is selling and delivering to the Company, free and clear of all liabilities, obligations, claims, liens and encumbrances, 1,096,291 shares of the Company’s issued and outstanding common capital stock, $0.001 par value per share (the “Shares”). In consideration of the mutual agreements contained herein, the parties agree as follows:

OPERATIVE PROVISIONS

1. Background Information. Each party hereby acknowledges and agrees that the foregoing background information is true and correct and is hereby incorporated by reference and made a part of this Agreement.

2. Securities to be Sold. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 4 hereof, the Seller is selling and delivering to the Company good, valid and marketable title to the Shares, by delivering to the Company by delivering to the Company stock certificates, representing such Shares, duly endorsed in blank or accompanied by one or more stock powers duly endorsed in blank, and in form for transfer satisfactory to the Company. If any Shares are held in registered or electronic form, the Seller will promptly electronically transfer such Shares to the Company in accordance with written instructions provided by the Company.

3. Purchase Price of the Securities; Payment; Pledge Agreement. The aggregate purchase price being paid by the Company to the Seller for the Shares is $602,900.00 (or approximately $0.55 per share) (the “Purchase Price”), all of which is payable, in cash, at Closing via wire transfer or certified check.

4. Closing. The closing of the sale and purchase of the Securities is taking place on the date first written above, at the offices of legal counsel for the Company (the “Closing”). At the Closing, Seller is delivering to the Purchaser the certificates or instruments evidencing the Shares in negotiable form or accompanied by an executed stock power or instrument of transfer in a form acceptable to Purchaser. If any Shares are held in registered or electronic form, the Seller will promptly electronically transfer such Shares to the Company in accordance with written instructions provided by the Company. Each party is responsible for all fees and costs incurred by them or on their behalf in connection with the Closing.

5. Representations and Warranties of Seller. In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to the Company that:

a. Authorization. Seller has duly executed and delivered this Agreement. When executed and delivered by the Seller, this Agreement will constitute the valid and binding obligation of the Seller, enforceable in accordance with its terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles.

b. Consent. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority or private person or entity on the part of the Seller is required in connection with the execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except as may be required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

c. No Contractual Violation. Neither the execution, delivery nor performance of this Agreement by the Seller, including the consummation by the Seller of the transactions contemplated hereby, constitutes a violation of or a default under, or conflict with, any term or provision of any contract, commitment, indenture or other agreement, or of any other private restriction of any kind, to which the Seller is a party or by which it is otherwise bound.

d. Title to Shares. Seller has good and marketable title to the Shares free and clear of all liens, claims, encumbrances and restrictions, legal or equitable, of every kind, except for certain restrictions on transfer imposed by federal and state securities laws. The Seller has full and unrestricted legal right, power and authority to sell, assign and transfer such Shares to the Company without obtaining the consent or approval of any other person or governmental authority, and the delivery of such Shares to the Company pursuant to this Agreement transfers valid title thereto, free and clear of all liens, encumbrances, claims and restrictions of every kind, except for certain restrictions on their further transferability imposed by federal and state securities laws.

6. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Seller that:

a. Authorization. The Company has duly executed and delivered this Agreement. When executed and delivered by the Company, this Agreement will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles.

b. Consent. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority or private person or entity on the part of the Company is required in connection with the execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby.

c. No Contractual Violation. Neither the execution, delivery nor performance of this Agreement by the Company, including the consummation by the Company of the transactions contemplated hereby, will constitute a violation of or a default under, or conflict with, any term or provision of any contract, commitment, indenture or other agreement, or of any other private restriction of any kind, to which the Company is a party or by which it is otherwise bound.

7. Miscellaneous Provisions. All notices required to be given pursuant to this Agreement shall be in writing and shall be hand delivered or sent via overnight delivery services to the applicable address set forth in the preamble of this Agreement, or to such other address as any such party may have designated by like notice forwarded to the other party hereto. This Agreement, and any other document referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto. Seller hereby covenants and agrees with Company that at any time and from time to time it will promptly execute and deliver to Company such further assurances, instruments and documents and take such further action as Company may reasonably request in order to carry out the full intent and purpose of this Agreement. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of New York. Venue for all purposes shall be deemed to lie within New York, New York. The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this Agreement is one for performance in New York. The parties to this Agreement agree that they waive any objection, constitutional, statutory or otherwise, to a New York court’s taking jurisdiction of any dispute between them. By entering into this Agreement, the parties, and each of them understand that they might be called upon to answer a claim asserted in a New York court. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party or parties. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. All representations and warranties contained in this Agreement shall survive the closing and the consummation of the transactions contemplated hereby. This Agreement may not be assigned by the Company without the prior written consent of the Seller. This Agreement shall be binding upon the parties hereto and the successors and assigns of each party hereto. This Agreement may be executed in any one or more counterparts, all of which shall be considered one and the same agreement. The headings in this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

SELLER:

VICIS CAPITAL MASTER FUND

By: Vicis Capital, LLC

By:	s/ Shad Stastney
Shadron L. Stastney, Manager

COMPANY:

DEER VALLEY CORPORATION

By:	s/ Charlie Masters
Charles G. Masters, Chief Executive Officer & President

[Signature page – Common Stock Redemption Agreement]